Exhibit 10.16
Execution Copy

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF A WRITTEN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

BOO KOO HOLDINGS, INC.

Senior Secured Convertible Promissory Note

Date: April 3, 2008	$1,400,000.00

For value received, BOO KOO HOLDINGS, INC., a Delaware corporation (the "Maker" or the "Company"), hereby promises to pay to the order of HOLIGAN RACING, L.P., a Texas limited partnership (together with its successors and permitted assigns, the "Holder"), in accordance with the terms hereinafter provided, the principal amount of ONE MILLION FOUR HUNDRED THOUSAND DOLLARS AND NO/100 ($1,400,000.00). The Maker is issuing this senior secured convertible promissory note (this "Note") to the Holder pursuant to the Settlement Agreement and Release (the "Settlement Agreement") of even date herewith among, Maker, Boo Koo Beverages, Inc., a Delaware corporation and wholly owned subsidiary of Maker ("Beverages"), and Holder. As used herein, the term "Issuance Date" means April 3, 2008.

All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder as set forth in the Security Agreement (as defined below), or at such other place as the Holder may designate from time to time in writing to the Maker, or by wire transfer of funds to the Holder's account, instructions for which are attached hereto as Exhibit A, or in Common Stock (as defined below) pursuant to Section 1.3 hereof. The outstanding principal balance of this Note shall be due and payable on March 31, 2010 (the "Maturity Date") or at such earlier time as provided herein.

This Note is secured by a Guarantee and Security Agreement dated the date hereof (the "Security Agreement") by and among Maker and Holder in favor of the Holder covering certain collateral (the "Collateral"), all as more particularly described and provided therein, and is entitled to the benefits thereof. The Security Agreement, the Uniform Commercial Code financing statements on form UCC-1 filed in connection with the Security Agreement and any and all other documents executed and delivered by the Maker to the Holder under which the Holder is granted liens on assets of the Maker are collectively referred to as the "Security Documents."

ARTICLE I
THE NOTE

Section 1.1 Payment of Principal. The outstanding principal balance of this Note shall be paid in eight (8) equal quarterly installments payments of $175,000.00 each (each an "Installment Payment"). Installment Payments shall be due and payable on June 30, 2008, September 30, 2008, December 31, 2008, March 31, 2009, June 30, 2009, September 30, 2009, December 31, 2009, and March 31, 2010 (each such date a "Payment Date"). The Maker may prepay all or a portion of the principal amount (and accrued interest, if any) of this Note at any time and from time to time without penalty. Any partial prepayment shall be applied to the Installment Payments in inverse order of maturity.

Section 1.2 Mandatory Prepayments. Upon the sale of any material assets other than in the ordinary course of business by the Maker, Beverages, or any other subsidiary of Maker, or any combination thereof, or upon the sale by Maker, Beverages, or any other subsidiary of Maker, or any combination thereof, of any equity security (each, a "Capital Transaction"), the Maker shall, promptly with the receipt by the Maker, Beverages, or any other subsidiary of Maker, or any combination thereof, of the cash proceeds from any such Capital Transaction, pay to the Holder an amount equal to 25% of the gross cash proceeds received from such Capital Transaction Any payment made by the Maker pursuant to this Section 1.2 shall be applied to the Installment Payments in their inverse order of maturity.

Section 1.3 Cash or Stock. At the option of the Holder, Installment Payments or prepayments of principal may be paid in cash or shares of Common Stock, par value $0.0001 per share (the "Common Stock"), of the Maker. If Holder elects to receive an Installment Payment on a Payment Date in shares of Common Stock, the Holder must deliver notice of such election five (5) business day prior to such Payment Date. The number of shares of Common Stock to be issued to the Holder on such Payment Date shall equal to the result obtained by dividing (x) the $175,000.00 by (y) the Conversion Price (as defined in Section 3.2(a) below).

Section 1.4 Interest. If no Event of Default (as defined in Section 2.1 hereof) shall have occurred, the outstanding principal balance of this Note shall not bear interest. However, upon the occurrence of an Event of Default, the Maker shall pay interest in cash to the Holder, payable on demand, on the outstanding principal balance of this Note from the date of the Event of Default through the Maturity Date at the rate of sixteen percent (16%) per annum. Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue from the date of occurrence of an Event of Default (including any cure period set forth herein).

Section 1.5 Ranking and Covenants.

(a) Except as set forth on Schedule 1 attached hereto, no indebtedness of the Maker or Beverages or any other subsidiary of Maker is senior to this Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Until this Note is fully paid and discharged in full, the Maker shall not, and shall not permit Beverages or any other subsidiary of Maker to, directly or indirectly, incur any indebtedness for borrowed money (excluding accounts payable incurred in the ordinary course of business) unless such indebtedness is expressly subordinated to this Note pursuant to a written subordination agreement acceptable in form, scope and substance to the Holder in its sole and absolute discretion.

(b) Except for Permitted Liens (as defined in Section 4.11 below), until this Note is fully paid and discharged in full, the Maker shall not, and shall not permit Beverages or any other subsidiary of Maker to, directly or indirectly, incur any Lien (as defined in Section 4.11 below) on or with respect to any of the Collateral now owned or hereafter acquired, or any interest therein or any income or profits therefrom, without the prior written consent of the Holder.

(c) Until this Note is fully paid and discharged in full, Maker shall not, and shall not permit Beverages or any other subsidiary of Maker to, directly or indirectly, without the prior written consent of the Holder, redeem, purchase or otherwise acquire any of the Company's capital stock or set aside any monies for such a redemption, purchase or other acquisition.

(d) The Maker shall perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement) for filing under the provisions of the Uniform Commercial Code (the "UCC"), and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable jurisdiction which are necessary at the request of the Holder or its counsel in order to maintain in favor of the Holder of the Note, a valid and perfected lien on and security interest in the Collateral.

Section 1.6 Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Texas, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable, if any, on such date.

Section 1.7 This Note may not be sold, transferred or otherwise disposed of by the Holder to any Person without the express written consent of the Company, which consent shall not be unreasonably withheld.

Section 1.8 Replacement. Upon receipt of a duly executed and notarized written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity reasonably satisfactory to the Maker, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note. The Holder hereby unconditionally agrees to indemnify and hold harmless the Maker against any claims, loss, liabilities, damages and expenses that may arise directly or indirectly on account of the actual or alleged loss, mutilation, theft or destruction of the original Note or the issuance of a new Note in exchange for said Note.

ARTICLE II
EVENTS OF DEFAULT; REMEDIES

Section 2.1 Events of Default. The occurrence of any of the following events shall be an "Event of Default" under this Note:

(a) the Maker shall fail to make any Installment Payment on the date such Installment Payment is due, and such default is not fully cured within five (5) business days after the occurrence thereof; or

(b) the Company's notice to the Holder, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock; or

(c) the Maker shall fail to timely deliver the shares of Common Stock upon conversion of the Note in accordance with ARTICLE III hereof; or

(d) default shall be made in the performance or observance of (i) any covenant, condition or agreement contained in this Note and such default is not fully cured within ten (10) business days after the Holder delivers written notice to the Maker of the occurrence thereof or (ii) any covenant, condition or agreement contained in the Security Documents, the Registration Rights Agreement of even date herewith between Maker and Holder (the "Registration Rights Agreement"), or any other transaction document which is not covered by any other provisions of this Section 2.1 and such default is not fully cured within ten (10) business days after the Holder delivers written notice to the Maker of the occurrence thereof; or

(e) any material representation or warranty made by either of the Maker herein or in the Security Documents, the Registration Rights Agreement, or any other transaction document shall prove to have been false or incorrect or breached in a material respect on the date as of which made and the Holder delivers written notice to the Maker of the occurrence thereof; or

(f) the Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), or (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or

(g) a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with its liquidation or dissolution or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against either of the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to either of the Maker and shall continue undismissed, or unstayed and in effect for a period of thirty (30) days.

Section 2.2 Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option,

(a) declare the entire unpaid principal balance of this Note, together with all interest, if any, accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; provided, however, that upon the occurrence of an Event of Default described in paragraphs (f) and (g) of Section 2.1, the outstanding principal balance and accrued interest hereunder shall be automatically due and payable; or

(b) demand that the principal amount of this Note then outstanding shall be converted into shares of Common Stock at the Conversion Price (as defined in Section 3.2(a) below) then in effect; or

(c) exercise or otherwise enforce any one or more of the Holder's rights, powers, privileges, remedies and interests under this Note, the Security Agreement, or applicable law.

In connection with the Holder's exercise of any of its remedies hereunder, the Maker shall use its commercially reasonable efforts to cooperate with the Holder to the end that the Holder's rights hereunder will be effectuated.

ARTICLE III
CONVERSION; ANTIDILUTION

Section 3.1 Conversion. At any time on or after the Issuance Date, this Note shall be convertible (in whole or in part), at the option of the Holder (the "Optional Conversion"), into such number of fully paid and non-assessable shares of Common Stock (the "Conversion Rate") as is determined by dividing (x) that portion of the outstanding principal balance under this Note as of such date that the Holder elects to convert by (y) the Conversion Price (as defined in Section 3.2(a) hereof) then in effect; provided, however, that the Conversion Price shall be subject to adjustment as described in Section 3.4 of this Note. The Holder shall deliver this Note to the Company simultaneously at such time that this Note is fully converted. With respect to partial conversions of this Note, the Company shall keep and attach hereto written records of the amount of this Note converted as of each Conversion Date.

Section 3.2 Conversion Price.

(a) The term "Conversion Price" shall mean $0.75, subject to adjustment under Section 3.4 hereof. References herein to the Conversion Price mean the Conversion Price as from time to time adjusted pursuant to the provisions of Section 3.4 and in effect on the applicable date.

(b) The term "Conversion Shares" shall mean such shares of Common Stock issuable upon Conversion of this Note.

Section 3.3 Mechanics of Conversion. The Holder shall give the Company five (5) business days' prior written notice (the "Optional Conversion Notice") of each Optional Conversion. The date on which each conversion is effected is herein referred to as a "Conversion Date." Not later than five (5) Trading Days after each Conversion Date (the last day of each such period, a "Delivery Date"), the Company or its designated transfer agent, as applicable, shall issue and deliver to the Depository Trust Company ("DTC") account on the Holder's behalf via the Deposit Withdrawal Agent Commission System ("DWAC") as specified in the Optional Conversion Notice, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. Notwithstanding the foregoing, in the alternative, not later than the Delivery Date, the Company shall deliver to the applicable Holder by express courier a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of this Note. If, in the case of any Optional Conversion such DWAC transfer or certificate or certificates are not delivered to or as directed by the applicable Holder by the Delivery Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation.

Section 3.4 Adjustment of Conversion Price.

(a) The Conversion Price shall be subject to adjustment from time to time as follows:

(i) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 3.4(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of this Note at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in clauses (i) and (ii) of Section 3.4(a), or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.4(a)(iv)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(iv) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in clauses (i) and (ii) of Section 3.4(a), or a reclassification, exchange or substitution provided for in Section 3.4(a)(iii)), or a merger or consolidation of the Company with or into another corporation where the holders of outstanding voting securities of the Company prior to such merger or consolidation do not own over fifty percent (50%) of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Company's properties or assets to any other person (an "Organic Change"), then as a part of such Organic Change, (A) if the surviving entity in any such Organic Change is a public company that is registered pursuant to the Securities Exchange Act of 1934, as amended, and its common stock is listed or quoted on a national exchange or the OTC Bulletin Board, an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price) so that the Holder shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation as it would have received as a result of such Organic Change if it had converted this Note into Common Stock immediately prior to such Organic Change, and (B) if the surviving entity in any such Organic Change is not a public company that is registered pursuant to the Securities Exchange Act of 1934, as amended, or its common stock is not listed or quoted on a national securities exchange or the OTC Bulletin Board, the Holder shall have the right to demand prepayment. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.4(a)(iv) with respect to the rights of the Holder after the Organic Change to the end that the provisions of this Section 3.4(a)(iv) (including any adjustment in the applicable Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of this Note) shall be applied after that event in as nearly an equivalent manner as may be practicable.

(b) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 3.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment. In the event a Holder shall elect to convert any Notes as provided herein, the Company cannot refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, violation of an agreement to which such Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of all or of said Notes shall have issued and the Company posts a surety bond for the benefit of such Holder in an amount equal to one hundred percent (100%) of the amount of the Notes the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder (as liquidated damages) in the event it obtains judgment.

(c) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 3.4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

(d) Issue Taxes. The Maker shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(e) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay in cash any remainder resulting from after the number of whole shares is determined as a result of any conversion.

(f) Reservation of Common Stock. The Company shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note. The Company shall, from time to time in accordance with Delaware law, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company's obligations under this Section 3.4(f).

(g) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of this Note require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

Section 3.5 No Rights as Stockholder. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any other rights as a stockholder of the Company.

ARTICLE IV
MISCELLANEOUS

Section 4.1 Notices.

(b) Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number designated in the Security Agreement (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

(c) The Maker will give written notice to the Holder at least ten (10) days prior to the date on which the Company takes a record (x) with respect to any dividend or distribution upon the Common Stock, (y) with respect to any pro rata subscription offer to holders of Common Stock or (z) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up but in no event shall such notice be provided to the Holder prior to such information being made known to the public. The Maker also will give written notice to the Holder at least ten (10) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place but in no event shall such notice be provided to the Holder prior to such information being made known to the public. .

Section 4.2 Governing Law; Consent to Jurisdiction. The parties acknowledge and agree that any claim, controversy, dispute or action relating in any way to this agreement or the subject matter of this agreement shall be governed solely by the laws of the State of Texas, without regard to any conflict of laws doctrines. The parties irrevocably consent to being served with legal process issued from the state and federal courts located in Texas and irrevocably consent to the exclusive personal jurisdiction of the federal and state courts situated in the State of Texas. The parties irrevocably waive any objections to the personal jurisdiction of these courts. Said courts shall have sole and exclusive jurisdiction over any and all claims, controversies, disputes and actions which in any way relate to this Note or the subject matter of this agreement. The parties also irrevocably waive any objections that these courts constitute an oppressive, unfair, or inconvenient forum and agree not to seek to change venue on these grounds or any other grounds. Nothing in this Section 4.2 shall affect or limit any right to serve process in any other manner permitted by law.

Section 4.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 4.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 4.5 Enforcement Expenses. The Maker agrees to pay all reasonable costs and expenses of the Holder incurred as a result of enforcement of this Note, including, without limitation, reasonable attorneys' fees and expenses.

Section 4.6 Binding Effect. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 4.7 Amendments. This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

Section 4.8 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment and not with a view to the distribution hereof. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

"THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF A WRITTEN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS."

Section 4.9 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

Section 4.10 Maker's Waivers.

(a) Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands' and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(b) THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

Section 4.11 Definitions. For the purposes hereof, the following term shall have the following meaning:

"Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

"Permitted Liens" shall have the meaning given such term in the Security Agreement.

"Person" shall have the meaning given such term in the Security Agreement.

"Trading Day" means (a) a day on which the Common Stock is traded on the Pink Sheets, OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Texas are authorized or required by law or other government action to close.

Section 4.12 Usury. All agreements between the Maker and the Holder are hereby expressly limited to provide that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum amount which the Holder is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstance the Holder shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of any of the Maker's obligations to the Holder, and not to the payment of interest hereunder. To the extent permitted by applicable law, all sums paid or agreed to be paid for the use, forbearance or detention of the indebtedness evidenced by this Note shall be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full, to the end that the rate or amount of interest on account of such indebtedness does not exceed any applicable usury ceiling. As used herein, the term "applicable law" shall mean the all applicable provisions of constitutions, statutes, laws, rules and regulations in effect as of the date hereof, provided, however, that in the event there is a change in such applicable law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between the Maker and the Holder.

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed as of the Issuance Date set out above.

BOO KOO HOLDINGS, INC.

By:

Print Name:

Title:

EXHIBIT A

WIRE INSTRUCTIONS

Payee: __________________________________________________________________
Bank: ___________________________________________________________________
Address: ________________________________________________________________
__________________________________________________________
Bank No.: _______________________________________________________________
Account No.: ____________________________________________________________
Account Name: ___________________________________________________________

Exhibit A-1

FORM OF NOTICE OF OPTIONAL CONVERSION INTO SHARES OF COMMON STOCK

(To be Executed by the Registered Holder in order to Convert the Note into Shares of Common Stock)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note into shares of Common Stock of BOO KOO HOLDINGS, INC. (the "Company") according to the conditions hereof, as of the date written below.

Date of Conversion: ____________________________________________________________________________________

Applicable Conversion Price: ___________________________________________________________________________

Signature: ___________________________________________________________________________________________

[Print Name] _________________________________________________________________________________________

Address: ____________________________________________________________________________________________

Notice-1

Schedule 1

Existing Indebtedness

Schedules-1

Schedule 2

Existing Liens

Schedules-2